UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2007

(Date of earliest event reported)

Optionable, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51837	52-2219407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Columbus Avenue Valhalla, NY	10595
(Address of principal executive offices)	(Zip Code)

914-773-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On May 12, 2007, Kevin P. Cassidy resigned as Vice Chairman, Chief Executive Officer and a Director of the Registrant.
(c)

On May 11, 2007, Albert Helmig, who had been serving as non-executive Chairman of the Board since May 1, 2007, was designated as Executive Chairman of the Board. Mr. Helmig has been a Director of the Registrant since September 2004. Mr. Helmig has served as Chief Executive Officer of Gray House Consulting, a private consulting firm to public and private entities in the financial services, commodities and energy industries since 2000 and has over thirty (30) years of experience in the financial services, commodities and energy industries.

(e)	Mr. Helmig will be compensated at the rate of $400,000 per annum for his services as Executive Chairman of the Board, payable quarterly.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 14, 2007	OPTIONABLE, INC.

By:	/s/ Marc-Andre Boisseau

Name: Marc-Andre Boisseau Title: Chief Financial Officer

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